EXHIBIT 10.6

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CREDIT SUISSE SECURITIES (USA) LLC

CONTINUING SERVICES AGREEMENT

THIS CONTINUING SERVICES AGREEMENT (this “Agreement”) is made as of the 31st day of March, 2015, by and between Warrington GP, LLC, the Fund’s general partner (the “General Partner”), Warrington Asset Management, LLC, the Fund’s advisor (“Manager”, together with the General Partner, “Warrington”), Managed Futures Premier Warrington L.P. (the “Fund”), and Credit Suisse Securities (USA) LLC (the “Service Provider”).

All capitalized terms used herein that are not separately defined shall have the respective meaning set forth in the Offering Materials (hereinafter defined).

W I T N E S S E T H :

WHEREAS, the General Partner serves as the Commodity Pool Operator of the Fund and the Manager serves as the Commodity Trading Advisor of the Fund, the partnership interests (each “Interests”) of which have been sold to certain individuals and entities with an ongoing relationship with Service Provider pursuant to a copy of the Fund’s private placement memorandum, including any supplements thereto prepared by the Fund (the “Memorandum”), the Fund’s subscription documents (the “Subscription Agreements”) and certain other investor materials, sales and marketing material, approved for distribution by the Fund, all as supplemented or amended from time to time (together with the Memorandum and Subscription Agreements, the “Offering Documents”), and, the Fund’s organizational documents (as amended or supplemented from time to time, “Organizational Documents”, and together with the Offering Documents, the “Offering Materials”);

WHEREAS, the Service Provider previously served as a placement agent to the Fund pursuant to a Appointment of Placement Agent Agreement, dated as of September 30, 2008, as amended, (the “Placement Agreement”);

WHEREAS, the Service Provider previously provided services to Investors, as defined just below, pursuant to a Services Agreement dated August 31, 2008, as amended (the “Prior Services Agreement”;

WHEREAS, Warrington desires to appoint Service Provider for the provision of Ongoing Services (hereinafter defined) to the purchasers of Interests in the Fund that are customers of Service Provider (“Investors”); and

WHEREAS, the parties agree and desire that this Agreement replace the Placement Agreement and the Prior Services Agreement in their entirety; provided that any provisions in the Placement Agreement or the Prior Services Agreement that expressly survive termination thereof shall continue in full force and effect as set forth therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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(1) Appointment; Ongoing Services.

(a) On the terms and the conditions set forth herein, Warrington hereby appoints Service Provider as a provider of Ongoing Services on a non-exclusive basis. “Ongoing Services” shall mean the provision of one or more of the following: (i) inquiring of Warrington from time to time, at the request of an Investor of the respective net asset values of their Interests and the Fund; (ii) assisting, at the request of Warrington, in the redemption of Interests or the purchase of additional Interests; (iii) answering questions regarding net asset values and computation thereof, monthly statements, annual reports and tax information provided by the Fund; and (iv) providing such other information and liaison services as Warrington may reasonably request.

(b) Warrington shall provide to Service Provider on a daily basis the most recently available estimated Net Asset Value per Unit of each Class of Unit of the Fund in which Investors are invested.

(2) Fees.

(a) For Ongoing Services rendered to Investors, the Fund or its designee, shall pay to Service Provider an administrative fee in respect of all Interests sold to Investors pursuant to the Placement Agreement (“Administrative Fees”), which Interests remain outstanding as of the beginning of each month at the rate of (x) for Class A units 2.00% per year of the adjusted net assets of the Class A units (computed monthly by multiplying the adjusted net assets of the Class A units by 2.00% and dividing the result thereof by 12) and (y) for Class D units 0.75% per year of the adjusted net assets of Class D units (computed monthly by multiplying the adjusted net assets of the Class D units by 0.75% and dividing the result thereof by 12). Administrative Fees shall continue only for as long as such Interests remain outstanding. The Fund or its designee shall pay the administrative fee due to Service Provider within ten (10) business days of the beginning of each month. Net Assets, for purposes of determining ongoing administrative fees, shall be calculated with respect to the Fund in accordance with the Organizational Documents. For illustrative purposes only, “Investors” shall include those investors to whom Interests were sold by the Service Provider (including but not limited to any investor who received Offering Materials for the Fund from the Service Provider or a sub-placement agent pursuant to the Placement Agreement).

(b) The Fund and Warrington agree that payments to Service Provider described in this Section 2 shall, upon the direction of Service Provider, be paid directly to affiliates of Service Provider provided such affiliate is qualified to receive said payments under applicable law, regulations and otherwise.

(c) The Service Provider may pass all or a portion of the Administrative Fees on to its associated persons who are properly registered and licensed with the CFTC and NFA, as defined below, and are qualified to receive such payments under applicable law and regulations.

(3) Representations, Warranties and Covenants of Service Provider. The Service Provider hereby represents, warrants and covenants to the General Partner, the Manager and the Fund as follows:

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(a) Service Provider is duly organized and validly existing under the laws of the jurisdiction of its formation and (i) has the power and authority to conduct its activities as contemplated by this Agreement, and (ii) is lawfully qualified and is in good standing to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects or financial condition of Service Provider and would not otherwise be material in the context of the activities contemplated by this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Service Provider and, upon execution by the Fund, the General Partner and the Manager, will constitute a legal, valid and binding agreement of the Service Provider enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) The execution, delivery and performance of this Agreement by the Service Provider and performance of the Service Provider’s obligations as described in the Memorandum will not result in the violation of any applicable law or regulation.

(d) Service Provider is duly registered with the Commodity Futures Trading Commission (“CFTC”) and a member in good standing of the National Futures Association (“NFA”) as a futures commission merchant or introducing broker, and will comply with all applicable laws and regulations, in connection with the provision of Ongoing Services to Investors by Service Provider and its Representatives (hereinafter defined).

The foregoing representations, warranties and covenants in this Section 3 made for the benefit of the Fund, the General Partner and the Manager shall be true and correct as of the date hereof and for so long as the applicable Investors are invested in the Fund. Service Provider shall notify the General Partner or the Manager, in writing, if, during that time, any of the representations or warranties made by Service Provider in this section become inaccurate or untrue, and of the facts relating thereto.

(4) Representations, Warranties and Covenants of the Manager, the General Partner and the Fund. Each of the Manager, the General Partner and the Fund represents, warrants and covenants to Service Provider as follows:

(a) Each of the Manager, the General Partner and the Fund (i) is duly organized and validly existing under the laws of the jurisdiction of its formation and has the power and authority to conduct its business as described in the Memorandum, and (ii) is lawfully qualified and is in good standing to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects or financial condition of the Manager, the General Partner or the Fund and would not otherwise be material in the context of the activities contemplated by this Agreement.

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(b) The execution, delivery and performance of this Agreement and performance of the Manager’s, the General Partner’s and the Fund’s obligations as described in the Offering Materials will not result in the violation of any applicable law or regulation.

(c) This Agreement has been duly authorized, executed and delivered by each of the Manager, the General Partner and the Fund and, upon execution by Service Provider, will constitute a valid and binding agreement of the Manager, the General Partner and the Fund enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) Each of the Manager, the General Partner and the Fund has all necessary legal approvals and licenses for the conduct of its business as contemplated by the Memorandum.

(e) There are no pending actions, suits or proceedings against or affecting the Manager, the General Partner or the Fund and, to the best of the Manager’s and the General Partner’s knowledge, no such suits or proceedings are threatened or contemplated.

(f) In the conduct of the transactions contemplated by this Agreement, the Manager and the General Partner will comply, and will cause the Fund to comply, with all applicable securities laws and other applicable legal and regulatory requirements and policy statements of regulatory agencies or self-regulatory agencies, including, without limitation, any “blue sky” laws and any applicable anti-money laundering laws and regulations in any jurisdiction in which the Fund conducts business, and will not knowingly take any action that would place the Service Provider, the Fund or any Investor in violation of any U.S. federal or state law. Warrington shall promptly inform Service Provider as to any advice it has received from counsel concerning the jurisdictions in which the Interests have been qualified for sale or are exempt under the securities or “blue sky” laws of such jurisdictions; provided, however, it is understood and agreed that Warrington assumes no responsibility or obligation with respect to Service Provider’s right to sell the Interests in any jurisdiction, notwithstanding any information Warrington may furnish in that connection.

(g) Warrington will only open and maintain accounts with broker-dealers, futures commission merchants, banks and/or other financial institutions that are compliant with the Foreign Account Tax Compliance Act or any similar laws in other jurisdictions.

(h) Offering Materials (individually or taken as a whole) do not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The Manager or the General Partner will promptly notify Service Provider of any untrue statement of material fact or omission to state any material fact required to be stated in any such Offering Material or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including, without limitation,

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upon the occurrence of any events or changes to the Manager, the General Partner, the Fund or their respective operations that have a material effect on the Manager, the General Partner, the Fund or their respective operations. The Service Provider shall be entitled to rely upon the accuracy and completeness of all Offering Material and shall have no obligation or responsibility to independently verify the accuracy or completeness thereof except as required by law.

The foregoing representations, warranties and covenants in this Section 4 made for the benefit of Service Provider shall be true and correct as of the date hereof and for so long as this Agreement remains in effect with respect to Service Provider or Investors are invested in the Fund, whichever is later. The Manager or the General Partner shall promptly notify Service Provider, in writing, if, during that time, any of the representations or warranties made by the Manager in this section become inaccurate or untrue, and of the facts relating thereto.

(5) Liability; Indemnification.

(a) Service Provider agrees to indemnify, defend and hold free and harmless the Manager, the General Partner and the Fund and their respective officers, directors, employees, agents, representatives and controlling persons (“Representatives”) from and against any and all losses, claims, demands, liabilities and reasonable expenses (including, without limitation, the cost of investigating or defending against such losses, claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which such party may incur arising out of or based upon any (i) any material breach by Service Provider of any provision of this Agreement including any representation, warranty, covenant or obligation set forth herein; (ii) any material violation of any applicable law or regulation by Service Provider or its officers, directors, employees, agents, or representatives relating to this Agreement; or (iii) any untrue or misleading statements or representations, written or oral, concerning the Manager, the General Partner or the Fund made by Service Provider or its Representatives in connection with providing Ongoing Services to Investors, except insofar as such statement or representation was made by the Fund, the General Partner or the Manager or their Representatives to Service Provider or its Representatives; provided that the foregoing indemnification will not, as to the Manager, the General Partner, the Fund or any of their respective Representatives, apply to losses, claims, demands, liabilities or expenses to the extent that they are finally judicially determined to have resulted from the gross negligence, fraud or willful misconduct of any such party. The Service Provider agrees to promptly notify the Manager or the General Partner of the commencement of any litigation proceeding against the Service Provider, its affiliates or any of its Representatives in connection with its activities under this Agreement or the Memorandum.

(b) Each of the Manager, the General Partner and the Fund agree to jointly and severally indemnify, defend and hold free and harmless Service Provider, its affiliates and its and their respective Representatives from and against any and all losses, claims, demands, liabilities, taxes and reasonable expenses, joint or several, (including, without limitation, the cost of investigating or defending against such losses, claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Service Provider and Representatives may incur arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or other Offering Materials (as amended or supplemented) or omission or alleged omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein, in light of the

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circumstances under which they were made, not misleading; (ii) any material breach by the Manager, the General Partner, the Fund or their Representatives of any provision of this Agreement including any representation, warranty, covenant or obligation set forth herein; (iii) any material violation of any applicable law or regulation by the Manager, the General Partner the Fund or their Representatives; (iv) any untrue or misleading statements or representations, written or oral, concerning the Fund, the General Partner or the Manager made by the Manager, the General Partner, the Fund or their respective Representatives in connection with any of the activities contemplated by this Agreement; or (v) a material breach of this Agreement or willful misconduct or gross negligence by the Manager, the General Partner the Fund or their respective Representatives in connection with its obligations under this Agreement; provided, however, that none of the Manager, the General Partner or the Fund shall be liable to and shall not have any indemnification or reimbursement obligation to the Service Provider to the extent that any liability has resulted from the Service Provider’s bad faith, material breach of this Agreement, willful misconduct or gross negligence (“Disabling Conduct”). The Manager, the General Partner and the Fund agree to promptly notify Service Provider of the commencement of any litigation proceeding against the Manager, the General Partner, the Fund, their affiliates or any of their respective Representatives in connection with its activities under this Agreement, the Memorandum or the other Offering Materials (as amended or supplemented).

(c) Promptly after receipt by any party of notice of any claim or the commencement of any action or proceedings with respect to which such party may be entitled to be indemnified hereunder, the party claiming a right to indemnification (the “Indemnified Party”) will notify each party expected to provide an indemnity (the “Indemnifying Party”) in writing of such claim or the commencement of such action or proceedings, and the Indemnifying Party will (i) assume the defense of such action or proceeding with the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, (ii) employ counsel reasonably satisfactory to the Indemnified Party and (iii) pay the reasonable fees and expenses of such counsel as incurred. Notwithstanding the preceding sentence, the Indemnified Party will be entitled to employ counsel separate from the Indemnifying Party’s counsel and from any other party in such action if the Indemnified Party determines that a conflict of interest exists which makes counsel chosen by the Indemnifying Party not advisable or if the Indemnified Party reasonably determines that the Indemnifying Party’s assumption of the defense does not adequately represent the Indemnified Party’s interest. In such event the Indemnifying Party will pay the fees and disbursements of such separate counsel, but in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not the Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Indemnified Party from and holding the Indemnified Party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. If the Indemnified Party unreasonably withholds consent to a settlement, the Indemnified Party shall thereafter bear all of its own costs, expenses and damages in respect of such action or claim.

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(e) The indemnity, reimbursement and contribution obligations of the Manager, the General Partner and the Fund under these paragraphs shall be in addition to any liability which the Manager, the General Partner and the Fund may otherwise have to the Service Provider and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Service Provider.

(f) If the foregoing indemnification is for any reason unavailable to an Indemnified Party (other than by reason of the terms hereof), the Indemnifying Party shall contribute to the losses, claims, demands, damages, liabilities and expenses referred to herein that are paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative economic interests of the parties in the transactions contemplated by this Agreement (whether or not consummated) and any other relevant equitable considerations. For purposes of this paragraph, the relative interests of the Manager, the General Party and the Fund, on the one hand, and the Service Provider, on the other hand, in the transactions contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total proceeds received or contemplated to be received by the Fund in the transactions contemplated by this Agreement bears to (b) the fees paid or to be paid to the Service Provider under this Agreement.

(g) Where any payment is made pursuant to an alleged obligation to indemnify contained in this Agreement, if it shall subsequently be accepted by the Indemnified Party or finally judicially determined by a court of competent jurisdiction, that such indemnification was not in fact due for whatever reason, then the Indemnified Party shall return any such indemnification payments made to it by the Indemnifying Party.

(h) No party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the services or transactions contemplated hereby, even if advised of the possibility thereof.

(i) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights and remedies which may otherwise be available to any Indemnified Party at law or in equity. The provisions of this Section 5 shall survive termination of this Agreement.

(6) Investor Communications. Warrington agrees to provide to the Service Provider copies of any communications to Investors in respect to the operation and performance of the Fund. Communications which are provided on a regular basis such as capital account statements, monthly and/or quarterly investor materials will be distributed to the Service Provider when such communications are distributed to Investors. Warrington agrees that the Service Provider may use such communications in connection with reports issued by the Service Provider to the applicable Investors to which such communications were directed.

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(7) Termination. This Agreement may be terminated by any party to this Agreement upon ninety (90) days’ prior written notice to all of the other parties to this Agreement. In addition, this Agreement may be terminated immediately upon (i) mutual consent of all of the parties to this Agreement or (ii) in the event of a material breach of this Agreement by the Fund, the General Partner or the Manager upon written notice to the Fund and Warrington; provided, however, that in the event of a material breach of the Agreement by the Fund that does not have a material adverse impact on Investors, the General Partner or the Manager shall have ten (10) business days to cure any material breach . The Sections 2, 5 (including with respect to breaches of Section 3 or 4), 7, 8, 9, 10 and 12 of this Agreement shall survive the termination of this Agreement with respect to any matter arising prior to such termination.

(8) Confidentiality.

(a) In connection with this Agreement, the parties hereto may provide each other with certain non-public information, including information with respect to the Investors (“Confidential Information”.) The term “Confidential Information” does not include any information that (i) is required to be stated in Offering Materials or is necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) prior to delivery of such information was already in such party’s possession, (iii) was or becomes generally available to the public other than as a result of a disclosure by a party hereto in breach of this Agreement, (iv) becomes available to a party hereto from a source not known by such party to be bound by an obligation of confidentiality with respect to such information or (v) was or is independently developed by a party hereto without reliance upon Confidential Information.

(b) The parties hereto agree that all Confidential Information will be treated confidentially so long as it remains non-public and will be used solely in connection with this Agreement. In addition, the parties will not disclose Confidential Information to a third party without the other parties’ prior consent. Notwithstanding the foregoing, a party may disclose any Confidential Information to its affiliates and their respective directors, officers, employees, agents, advisors or counsel who need to know such information for purposes of evaluating, advising or assisting such party in performing its obligations pursuant to this Agreement as long as such persons are instructed to treat such information confidentially in accordance with the terms of this Agreement. In the event that a party hereto is requested in any legal, judicial or regulatory proceeding or investigation to disclose any Confidential Information, such party will, to the extent reasonably practicable and permitted by law, judicial or regulatory authority, give the other parties prompt notice of such request. It is further agreed that, if in the absence of a protective order such party is nonetheless required to disclose any Confidential Information, such party may disclose such information without liability hereunder.

(c) Each party hereto may retain copies of the Confidential Information (including Confidential Information stored on electronic, magnetic or similar media) in accordance with policies and procedures implemented in order to comply with legal and regulatory requirements and to demonstrate compliance with its obligations. Notwithstanding anything contained herein to the contrary the parties will at all times be entitled to retain all Confidential Information and to use it without any liability, (i) in carrying out its legal and contractual obligations as an underwriter, initial purchaser, discretionary investment advisor or placement agent, as appropriate, in any transaction and (ii) to assert any defenses available under the various US state and federal securities laws and other applicable foreign laws, including, without limitation, “due diligence” defenses. The parties agree that money damages may not be a sufficient remedy for any breach of this agreement, and the parties shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. This provision shall survive any termination of this Agreement.

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(9) Use of Service Provider Name. Each of the Manager, the General Partner and the Fund hereby acknowledges, agrees and represents that neither it, nor any of its affiliates or agents, has any right to, and it will not, and will cause its affiliates and agents not to, (i) use the Credit Suisse logo or (ii) refer to the name of “Credit Suisse Securities”, “Credit Suisse Securities (USA) LLC” or “Credit Suisse”, any name which encompasses the name “Credit Suisse” or any other identifying marks of the Service Provider or its subsidiaries or affiliates in any Offering Materials or in any other written material other than a reference which describes Service Provider’s role in connection with the Interests, in either case, without the prior written consent of the Service Provider.

(10) No Solicitation. None of the Manager, the General Partner or the Fund shall, and each shall cause its respective affiliates not to, under any circumstances solicit, call or meet with any customers or clients of the Service Provider that become directly, indirectly or inadvertently known to the Manager, the General Partner, the Fund or any of their respective affiliates as result of the performance of this Agreement, for any reason except in providing standard investment advisory services to Investors regarding their investment in the Fund, unless specifically authorized by the Service Provider to do so. Each of the Manager, the General Partner and the Fund shall, and shall cause its respective affiliates to, only use information provided by the Service Provider with respect to the Service Provider’s clients for purposes described in this Agreement. Each of the Manager, the General Partner and the Fund shall, and shall cause its respective affiliates to, protect any and all client information provided by the Service Provider in accordance with Section 8 (Confidentiality) hereof.

(11) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties; provided, however, that none of the parties may assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

(12) Governing Law; Waiver of Jury Trial; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The parties hereto agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of any party with respect to any matter whatsoever relating to or arising out of this Agreement or the performance of any party hereto hereunder. Any dispute, disagreement, claim or any other action between the parties arising from this Agreement shall be settled solely by binding arbitration against the other with the American Arbitration Association (“AAA”) pursuant to the AAA’s Commercial Arbitration Rules and Mediation Procedures then in effect. The arbitration shall take place in New York, and the AAA shall apply New York law. The decision of the AAA shall be final and binding upon the parties and judgment upon the award rendered by the AAA may be entered into any court having jurisdiction thereof. The expense of the arbitrator(s) and of the AAA shall be equally divided between the parties. Except as otherwise set forth herein, the parties will pay their own attorneys’ fees, witness fees and other expenses incurred for their own benefit.

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(13) Headings. Headings to Sections in this Agreement are for convenience of the parties only and are not intended to be part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

(14) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein and replaces and supersedes all previous agreements among the parties. No other agreement, verbal or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same document.

(15) Amendment. This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing among the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

(16) Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or regulatory body, exchange, or board having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

(17) Notices. Any notice required or desired to be delivered under this Agreement will be effective on actual receipt and will be in writing (including electronic mail) and (i) delivered personally; (ii) sent by first class mail or overnight delivery, postage prepaid, or (iii) transmitted by electronic mail (with confirmation by first class mail, postage prepaid) to the parties at the addresses the parties from time to time specify in writing.

(18) Jointly Drafted. This Agreement has been jointly drafted by the parties hereto, after negotiations and consultations with their respective counsel. This Agreement shall not be construed more strictly against one or more parties than against any other party.

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IN WITNESS WHEREOF, the parties hereto have executed this Continuing Services Agreement as of the day and year first above written.

Credit Suisse Securities (USA) LLC		Warrington GP, LLC

By:	/s/ Eileen Duff	By:	/s/ Scott C. Kimple
Name: Eileen Duff		Name: Scott C. Kimple
Title: Managing Director		Title: Sole Manager

Managed Futures Premier Warrington L.P.

By: Warrington GP, LLC, its general partner

By:	/s/ Scott C. Kimple
Name: Scott C. Kimple
Title: Sole Manager

Warrington Asset Management, LLC

By:	/s/ Scott C. Kimple
Name: Scott C. Kimple
Title: Sole Manager